[Aetna logo]        Aetna Life Insurance and Annuity Company
                    Home Office: 151 Farmington Avenue
                    Hartford, Connecticut 06156
                    (800) 531-4547

                    Aetna Life Insurance and Annuity Company, herein called Aetna, agrees to pay the benefits stated in this Contract.


Specifications
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Plan
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Type of Plan
  SPECIMEN
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Contract Holder
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Annuitant
  SPECIMEN
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Contract No.
  SPECIMEN
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Effective Date
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This Contract is delivered in NEW YORK      and is Subject to the Laws of that
Jurisdiction

THE VARIABLE FEATURES OF THE GROUP CONTRACT ARE DESCRIBED IN PARTS III AND IV.

Right to Cancel
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The Contract Holder may cancel this Contract within 10 days of receiving it by returning this Contract along with a written notice to Aetna at the above address or to the agent from whom it was purchased. Within 7 days after it receives the notice of cancellation and this Contract at its Home Office, Aetna will return the entire consideration paid.

This page, the following pages, and the application make up the entire Contract.

Signed at the Home Office on the Effective Date.

/s/Daniel Kearney                  /s/Susan M. Schechter
     President                           Secretary

             Group Variable, Fixed, or Combination Annuity Contract
                                Nonparticipating

ALL PAYMENTS AND VALUES PROVIDED BY THE GROUP CONTRACT, WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. THIS CONTRACT CONTAINS A MARKET VALUE ADJUSTMENT FORMULA. APPLICATION OF A MARKET VALUE ADJUSTMENT MAY RESULT IN EITHER AN INCREASE OR DECREASE IN THE CURRENT VALUE. THE MARKET VALUE ADJUSTMENT FORMULA DOES NOT APPLY TO A GUARANTEED TERM AT THE TIME OF ITS MATURITY.

Specifications

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Guaranteed          There is a guaranteed interest rate for Purchase Payment(s)
Interest Rate       held in the ALIAC Guaranteed Account (see Contract Schedule
                    I).
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Deductions from     There will be deductions for mortality and expense risks and
the Separate        administrative fees (see Contract Schedule I and II).
Account

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Deduction from      Purchase Payment(s) are subject to a deduction for premium
Purchase            taxes, if any (see 3.01).
Payment(s)
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Surrender           There will be a charge deducted upon surrender (see Contract
Fee                 Schedule I).

This Contract is a legal contract and constitutes the entire legal relationship between Aetna and the Contract Holder.

READ THIS CONTRACT CAREFULLY. This Contract sets forth, in detail, all of the rights and obligations of both you and Aetna. IT IS THEREFORE IMPORTANT THAT YOU READ THIS CONTRACT CAREFULLY.

                              Contract Schedule I
                              Accumulation Period

Separate Account
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Separate Account:        Variable Annuity Account B

Charges to Separate      A daily charge is deducted from any portion of the
Account:                 Current Value allocated to the Separate Account. The
                         deduction is the daily equivalent of the annual effective percentage shown in the following chart:

                         Administrative Charge    0.15%
                         Mortality Risk Charge    0.35%
                         Expense Risk Charge      0.90%
                                                  -----
                         Total Separate Account
                         Charges                  1.40%

Separate Account Funds:  During the Accumulation Period the Funds available with this Contract are:

                         Aetna Variable Fund
                         Aetna Income Shares
                         Aetna Variable Encore Fund (money market fund)
                         Aetna Investment Advisers Fund, Inc.
                         Aetna Ascent Variable Portfolio
                         Aetna Crossroads Variable Portfolio
                         Aetna Legacy Variable Portfolio
                         Aetna Variable Index Plus Portfolio
                         The Alger American Fund - Alger American Balanced
                           Portfolio
                         The Alger American Fund - Alger American Income and
                           Growth Portfolio
                         The Alger American Fund - Alger American Growth
                           Portfolio
                         The Alger American Fund - Alger American Midcap Growth
                           Portfolio
                         The Alger American Fund - Alger American Leveraged
                           Allcap Portfolio
                         The Alger American Fund - Alger American Small
                           Capitalization Portfolio
                         Fidelity Investments Variable Insurance Products Fund -
                           High Income Portfolio
                         Fidelity Investments Variable Insurance Products Fund -
                           Equity-Income Portfolio
                         Fidelity Investments Variable Insurance Products Fund -
                           Growth Portfolio
                         Fidelity Investments Variable Insurance Products Fund -
                           Overseas Portfolio
                         Fidelity Investments Variable Insurance Products Fund
                           II - Investment Grade Bond Portfolio
                         Fidelity Investments Variable Insurance Products Fund
                           II - Asset Manager Portfolio
                         Fidelity Investments Variable Insurance Products Fund
                           II - Index 500 Portfolio
                         Fidelity Investments Variable Insurance Products Fund
                           II -Contrafund Portfolio

                              Accumulation Period

Separate Account (Cont'd)
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Separate Account Funds   Federated American Leaders Fund II
(Cont'd) Federated Fund for U.S. Government Securities II Federated American Leaders Fund II
                         Federated Utility Fund II
                         Janus Aspen Series - Aggressive Growth Portfolio Janus Aspen Series - Balanced Portfolio
                         Janus Aspen Series - Flexible Income Portfolio Janus Aspen Series - Growth Portfolio
                         Janus Aspen Series - Short-Term Bond Portfolio Janus Aspen Series - Worldwide Growth Portfolio Lexington Emerging Markets Fund
                         Lexington Natural Resources Trust
                         MFS Emerging Growth Series
                         MFS Research Series
                         MFS Total Return Series
                         MFS World Governments Series
                         MFS Value Series
                         TCI Portfolios, Inc. - TCI International
                         TCI Portfolios, Inc. - TCI Growth
                         TCI Portfolios, Inc. - TCI Balanced

ALIAC Guaranteed Account (AG Account)
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Minimum Guaranteed            3.0%.
Interest Rate (effective
annual rate of return):

Separate Account and AG Account
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Minimum Initial Purchase      $5,000
Payment:

Maximum Initial Purchase      $1,000,000
Payment Without Home
Office Approval:

Transfers:                    An unlimited number of Transfers may be made
                              during the Accumulation Period. Aetna allows 12 free Transfers in any calendar year. Thereafter, Aetna reserves the right to charge $10 for each subsequent Transfer.

Minimum Transfer              $500
Amount:

Maintenance Fee:              The annual Maintenance Fee is $30. If the Current
                              Value is $50,000 or more on the date the Maintenance Fee is to be deducted, the Maintenance
                              Fee is $0.

                              Accumulation Period

Separate Account and AG Account (Cont'd)
--------------------------------------------------------------------------------
Surrender Fee:                For each surrender, the Surrender Fee will be
                              determined as follows:

                              Length of Time from Deposit of Net           Surrender Fee
                              Purchase Payment (Years)                   (as percentage of
                                                                        Net Purchase Payment)
                              Less than 1 year                                  7%
                              1 or more but less than 2 years                   6%
                              2 or more but less than 3 years                   5%
                              3 or more but less than 4 years                   4%
                              4 or more but less than 5 years                   3%
                              5 or more but less than 6 years                   2%
                              6 or more but less than 7 years                   1%
                              7 years or more                                   0%

Systematic Withdrawal         The specified payment or specified percentage may
Option (SWO)                  not be greater than 10% of the Current Value at
Percentage:                   time of election.

SWO Minimum Initial           $20,000
Current Value:

SWO Minimum Payment           $100
Amount:

See 1. GENERAL DEFINITIONS for explanations.

                              Contract Schedule II
                                 Annuity Period

Separate Account
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Charges to Separate           A daily charge at an annual effective rate of
Account: 1.25% for Annuity mortality and expense risks. The administrative charge is established upon election of an Annuity option. This charge will not exceed 0.25%.

Variable Annuity Assumed      If a Variable Annuity is chosen, an assumed annual
Annual Net Return Rate:       net return rate of 5.0% may be elected. If 5.0% is
                              not elected, Aetna will use an assumed annual net return rate of 3.5%.

                              The assumed annual net return rate factor for 3.5% per year is 0.9999058.

                              The assumed annual net return rate factor for 5.0% per year is 0.9998663.

                              If the portion of a Variable Annuity payment for any Fund is not to decrease, the Annuity return factor under the Separate Account for that Fund must be:

                              (a)  4.75% on an annual basis plus an annual
                                   return of up to 0.25% to offset the
                                   administrative charge set at the time Annuity payments commence if an assumed annual net return rate of 3.5% is chosen; or

                              (b)  6.25% on an annual basis plus an annual
                                   return of up to 0.25% to offset the
                                   administrative charge set at the time Annuity payments commence, if an assumed annual net return rate of 5% is chosen.

Fixed Annuity
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Minimum Guaranteed            3.0%
Interest Rate (effective
annual rate of return):

See 1. GENERAL DEFINITIONS for explanations.

                               TABLE OF CONTENTS

I. GENERAL DEFINITIONS
                                                                         Page
1.01 Account ............................................................ 10
1.02 Accumulation Period ................................................ 10
1.03 Adjusted Current Value ............................................. 10
1.04 ALIAC Guaranteed Account (AG Account) .............................. 10
1.05 Annuitant .......................................................... 10
1.06 Annuity ............................................................ 10
1.07 Beneficiary ........................................................ 10
1.08 Certificate Holder ................................................. 10
1.09 Code ............................................................... 10
1.10 Contract ........................................................... 10
1.11 Contract Holder..................................................... 10
1.12 Current Value ...................................................... 11
1.13 Deposit Period ..................................................... 11
1.14 Fixed Annuity ...................................................... 11
1.15 Fund(s) ............................................................ 11
1.16 General Account .................................................... 11
1.17 Guaranteed Rate -- AG Account ...................................... 11
1.18 Guaranteed Term .................................................... 11
1.19 Guaranteed Term(s) Groups .......................................... 11
1.20 Maintenance Fee .................................................... 12
1.21 Market Value Adjustment (MVA)....................................... 12
1.22 Matured Term Value ................................................. 12
1.23 Matured Term Value Transfer ........................................ 12
1.24 Maturity Date ...................................................... 12
1.25 Net Purchase Payment(s) ............................................ 12
1.26 Nonunitized Separate Account ....................................... 12
1.27 Purchase Payment(s) ................................................ 12
1.28 Rebalancing Program ................................................ 12
1.29 Reinvestment ....................................................... 12

                                                                         Page
1.30 Separate Account ................................................... 13
1.31 Surrender Value .................................................... 13
1.32 Transfers .......................................................... 13
1.33 Valuation Period (Period) .......................................... 13
1.34 Variable Annuity ................................................... 13

II. GENERAL PROVISIONS
2.01 Change of Contract ................................................. 13
2.02 Change of Fund(s) .................................................. 14
2.03 Nonparticipating Contract .......................................... 14
2.04 Payments and Elections ............................................. 14
2.05 State Laws ......................................................... 15
2.06 Control of Contract ................................................ 15
2.07 Designation of Beneficiary ......................................... 15
2.08 Misstatements and Adjustments ...................................... 15
2.09 Incontestability ................................................... 15
2.10 Grace Period ....................................................... 15
2.11 Individual Certificate ............................................. 15

III. PURCHASE PAYMENT, CURRENT VALUE, AND SURRENDER PROVISIONS
3.01 Net Purchase Payment ............................................... 16
3.02 Certificate Holder's Account ....................................... 16
3.03 Fund(s) Record Units -- Separate Account ........................... 16
3.04 Net Return Factor(s) -- Separate Account ........................... 16
3.05 Fund Record Unit Value -- Separate Account ......................... 17
3.06 Market Value Adjustment ............................................ 17
3.07 Transfer of Current Value from the Funds or ALIAC Guaranteed Account 18
3.08 Notice to the Certificate Holder ................................... 19
3.09 Loans .............................................................. 19
3.10 Systematic Withdrawal Option (SWO) ................................. 19
3.11 Death Benefit Amount ............................................... 21
3.12 Death Benefit Options Available to Beneficiary ..................... 22

                                                                         Page
3.13 Liquidation of Surrender Value ..................................... 23
3.14 Surrender Fee ...................................................... 24
3.15 Payment of Surrender Value ......................................... 24

IV. ANNUITY PROVISIONS
4.01 Choices to be Made ................................................. 24
4.02 Terms of Annuity Options ........................................... 25
4.03 Death of Annuitant/Beneficiary ..................................... 26
4.04 Fund(s) Annuity Units -- Separate Account .......................... 27
4.05 Fund(s) Annuity Unit Value -- Separate Account ..................... 27
4.06 Annuity Net Return Factor(s) -- Separate Account ................... 27
4.07 Annuity Options .................................................... 28

I. GENERAL DEFINITIONS
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1.01 Account:                      A record established for each Certificate
                                   Holder to maintain the value of the Net
                                   Purchase Payment held on his/her behalf
                                   during the Accumulation Period.

1.02 Accumulation Period:          The period during which the Net Purchase
                                   Payment(s) are applied to a Contract to
                                   provide future Annuity payment(s).

1.03 Adjusted Current Value:       The Current Value of a Contract plus or minus
                                   any aggregate ALIAC Guaranteed Account MVA, if applicable. (See 1.21)

1.04 ALIAC Guaranteed              An accumulation option where Aetna guarantees
     Account (AG Account):         stipulated rate(s) of interest for specified
                                   periods of time. All assets of Aetna,
                                   including amounts in the Nonunitized Separate
                                   Account, are available to meet the guarantees under the AG Account.

1.05 Annuitant:                    The person whose life is measured for
                                   purposes of the Guaranteed Death Benefit and the duration of Annuity payments under this Contract.

1.06 Annuity:                      Payment of an income:

                                   (a) For the life of one or two persons;
                                   (b) For a stated period; or
                                   (c) For some combination of (a) and (b).

1.07 Beneficiary:                  The individual or estate entitled to receive
                                   any payment from the Contract upon the death of the Annuitant, or if the Certificate
                                   Holder is different from the Annuitant, upon the death of the Certificate Holder. If the Account is held by joint Certificate Holders, the survivor will be deemed the designated
                                   Beneficiary and any other Beneficiary on record will be treated as the contingent
                                   Beneficiary.

1.08 Certificate Holder:           A person who purchases an interest in this
                                   Contract as evidenced by a certificate. Aetna reserves the right to limit ownership to natural persons. If more than one Certificate
                                   Holder owns an account, each Certificate
                                   Holder will be a joint Certificate Holder.
                                   Unless we allow otherwise in response to a written request prior to Contract issue, any joint Certificate Holder must be the spouse of the other joint Certificate Holder. Joint
                                   Certificate Holders have joint ownership rights and both must authorize exercising any ownership rights unless Aetna allows otherwise. If the account is owned by a nonnatural person, the death benefit will be paid at the death of the Annuitant.

1.09 Code:                         The Internal Revenue Code of 1986, as it may
                                   be amended from time to time.

1.10 Contract:                     This agreement between Aetna and the Contract
                                   Holder.

1.11 Contract Holder:              The entity to which a group Contract is
                                   issued.

1.12 Current Value:                As of the most recent Valuation Period, the
                                   Net Purchase Payment and any additional
                                   amount deposited pursuant to 3.11 plus any interest added to the portion allocated to the ALIAC Guaranteed Account; and plus or minus the investment experience of the portion allocated to the Funds since deposit;
                                   less all Maintenance Fees deducted, any
                                   amounts surrendered and any amounts applied to an Annuity.

1.13 Deposit Period:               A calendar week, a calendar month, a calendar
                                   quarter, or any other period of time
                                   specified by Aetna during which Net Purchase
                                   Payment(s), Transfers and Reinvestments are accepted into the ALIAC Guaranteed Account for one or more Guaranteed Terms. Aetna reserves the right to extend the Deposit
                                   Period.

1.14 Fixed Annuity:                An Annuity with payments that do not vary in
                                   amount.

1.15 Fund(s):                      The open-end management investment companies
                                   (mutual funds) in which the Separate Account invests (see Contract Schedule I for specific fund options).

1.16 General Account:              The Account holding the assets of Aetna,
                                   other than those assets held in Aetna's
                                   separate accounts.

1.17 Guaranteed Rate --            Aetna will declare the interest rate
     AG Account:                   applicable to a specific Guaranteed Term at
                                   the start of the Deposit Period for that Guaranteed Term. The rate is guaranteed by Aetna for that Deposit Period and the ensuing
                                   Guaranteed Term. The Guaranteed Rate is an annual effective yield. That is, interest is credited daily at a rate that will produce the Guaranteed Rate over the period of a year. No Guaranteed Rate will ever be less than the Minimum Guaranteed Rate shown on Contract Schedule I.

1.18 Guaranteed Term:              The period of time for which the AG Account
                                   Guaranteed Rate is guaranteed on Net Purchase
                                   Payments, Transfers and Reinvestments made into a current Deposit Period for the AG
                                   Account. Such period begins on the day
                                   following the close of the Deposit Period and ends on the designated Maturity Date.
                                   Guaranteed Terms are offered at Aetna's
                                   discretion for various lengths of time
                                   ranging up to and including ten years.

                                   During a Deposit Period, Aetna may make
                                   available any number of Guaranteed Terms. The Contract Holder may allocate Net Purchase Payments and Transfers into any or all of the available Guaranteed Terms.

1.19 Guaranteed Term(s)            All AG Account Guaranteed Term(s) with the
     Groups:                       same length of time from the close of the
                                   Deposit Period until the designated Maturity
                                   Date.

1.20 Maintenance Fee:              The Maintenance Fee (see Contract Schedule I)
                                   will be deducted during the Accumulation
                                   Period from the Current Value on each
                                   anniversary of the date the Contract is
                                   established and upon surrender of the entire
                                   Contract.

1.21 Market Value Adjustment       An adjustment that may apply to an amount
     (MVA):                        withdrawn or transferred from an AG Account
                                   Guaranteed Term prior to the end of that Guaranteed Term. The adjustment reflects the change in the value of the investment due to changes in interest rates since the date of deposit and is computed using the formula given in 3.06. The adjustment is expressed as a percentage of each dollar being withdrawn or transferred.

1.22 Matured Term Value:           The amount payable on an AG Account
                                   Guaranteed Term's Maturity Date.

1.23 Matured Term Value            During the calendar month following an AG
     Transfer:                     Account Maturity Date, the Certificate Holder
                                   may notify Aetna's Home Office in writing to Transfer or surrender all or part of the Matured Term Value, plus interest at the new
                                   Guaranteed Rate accrued thereon, from the AG
                                   Account without an MVA. This provision only applies to the first such written request received from the Certificate Holder during this period for any Matured Term Value.

1.24 Maturity Date:                The last day of an AG Account Guaranteed
                                   Term.

1.25 Net Purchase Payment(s):      The Purchase Payment less premium taxes, if
                                   applicable.

1.26 Nonunitized Separate          A separate account subject to the laws of New
     Account:                      York set up by Aetna under Title 38, Section
                                   38a-433, of the Connecticut General Statutes, that holds assets for AG Account Terms. There are no discrete units for this Account. The
                                   Certificate Holder does not participate in the investment gain or loss from the assets held in the Nonunitized Separate Account.
                                   Such gain or loss is borne entirely by Aetna.
                                   These assets may be chargeable with
                                   liabilities arising out of any other business of Aetna.

1.27 Purchase Payment(s):          Payment(s) accepted by Aetna at its Home
                                   Office. Aetna reserves the right to refuse to accept any Purchase Payment at any time for any reason. No advance notice will be given to the Contract Holder.

1.28 Rebalancing Program:          A program that allows Contract Holders to
                                   have portions of their Current Value
                                   automatically reallocated annually to a
                                   specified percentage. Only the portion of the Current Value held in the separate account can be rebalanced. Contract Holders may participate in this program by completing the Rebalancing Section of the enrollment form, or by requesting the service in writing from the Company's Home Office. Reallocations under the Rebalancing Program will not be counted for purposes of any transfer limitations imposed under the contract.

1.29 Reinvestment:                 Aetna will mail a notice to the Contract
                                   Holder at least 18 calendar days and not more than 45 days before a Guaranteed Term's
                                   Maturity Date.

1.29 Reinvestment (Cont'd):        This notice will contain the Terms available
                                   during current Deposit Periods with their Guaranteed Rate, and projected Matured Term
                                   Value. If no specific direction is given by the Certificate Holder prior to the Maturity
                                   Date, each Matured Term Value will be
                                   reinvested in the current Deposit Period for a Guaranteed Term of the same duration. If a Guaranteed Term of the same duration is unavailable, each Matured Term Value will automatically be reinvested in the current
                                   Deposit Period for the next shortest
                                   Guaranteed Term available. If no shorter
                                   Guaranteed Term is available, the next longer
                                   Guaranteed Term will be used. Aetna will mail a confirmation statement to the Certificate
                                   Holder the next business day after the
                                   Maturity Date. This notice will state the Guaranteed Term and Guaranteed Rate which will apply to the reinvested Matured Term
                                   Value.

1.30 Separate Account:             A separate account that buys and holds shares
                                   of the Fund(s). Income, gains or losses, realized or unrealized, are credited or charged to the Separate Account without regard to other income, gains or losses of Aetna. Aetna owns the assets held in the Separate Account and is not a trustee as to such amounts. This Separate Account generally is not guaranteed and is held at market value. The assets of the Separate Account, to the extent of reserves and other contract liabilities of the Account, shall not be charged with other Aetna liabilities.

1.31 Surrender Value:              The amount payable by Aetna upon the
                                   surrender of any portion of an account.

1.32 Transfers:                    The movement of invested amounts among the
                                   available Fund(s) and the AG Account under this Contract during the Accumulation Period.

1.33 Valuation Period (Period):    The period of time for which a Fund
                                   determines its net asset value, usually from 4:15 p.m. Eastern time each day the New York
                                   Stock Exchange is open until 4:15 p.m. the next such day, or such other day that one or more of the Funds determines its net asset value.

1.34 Variable Annuity:             An Annuity with payments that vary with the
                                   net investment results of one or more Funds held under the Separate Account.

II. GENERAL PROVISIONS
--------------------------------------------------------------------------------

2.01 Change of Contract:           Only an authorized officer of Aetna may
                                   change the terms of this contract. Aetna will notify the Contract Holder in writing at least 30 days before the effective date of any change. Any change will not affect the amount or terms of any Annuity which begins before the change.

                                   Aetna may make any change that affects the AG Account Market Value Adjustment (3.06) with at least 30 days' advance written notice to the Contract Holder and the Certificate Holder. Any such change shall become effective for any new Term and will be applicable only if it is more favorable to the Contract Holder and/or the Certificate Holder.

2.01 Change of Contract            Any change that affects any of the following
     Cont'd:                       under this Contract will not apply to
                                   Accounts in existence before the effective date of the change:

                                   (a) Net Purchase Payment (3.01)
                                   (b) AG Account Guaranteed Rate (1.04)
                                   (c) Net Return Factor(s) -- Separate Account
                                       (3.04)
                                   (d) Current Value (1.12)
                                   (e) Surrender Value (1.31)
                                   (f) Fund(s) Annuity Unit Value -- Separate
                                       Account (4.05)
                                   (g) Annuity Options (4.07)
                                   (h) Fixed Annuity Guaranteed Interest Rates
                                       (4.01)
                                   (i) Transfers (1.32).

                                   This Contract may be changed as deemed
                                   necessary by Aetna to comply with federal or state law. Any such change is subject to the prior approval of the New York Insurance Department.

2.02 Change of Fund(s):            The assets of the Separate Account are
                                   segregated by Fund. If the shares of any Fund are no longer available for investment by the Separate Account or if in our judgment, further investment in such shares should become inappropriate in view of the purpose of the contract, Aetna may cease to make such Fund shares available for investment under the Contract prospectively, or Aetna may substitute shares of another Fund for shares already acquired. Aetna may also, from time to time, add additional Funds. Aetna reserves the right to substitute shares of another
                                   Fund for shares already acquired without a proxy vote.

                                   Any elimination, substitution or addition of Funds will be done in accordance with federal securities laws and are subject to the approval of the Superintendent of the New York Insurance Department and Aetna will notify the Contract Holder of such change.

2.03 Nonparticipating Contract:    The Contract Holder, Certificate Holder's or
                                   Beneficiaries will not have a right to share in the earnings of Aetna.

2.04 Payments and Elections:       While the Certificate Holder is living, Aetna
                                   will pay the Certificate Holder any Annuity payments as and when due. After the Certificate Holder's death, or at the death of the first Certificate Holder if the Account is owned jointly, any Annuity payments required to be made will be paid in accordance with 4.03. Aetna will determine other payments and/or elections as of the end of the Valuation Period in which the request is received at its Home Office. Such payments will be made within 7 calendar days of receipt at its Home Office of a written claim for payment which is in good order, except as provided in 3.15.

2.05 State Laws:                   The Contract and the Certificate's comply
                                   with the laws of the state in which they are delivered. Any surrender, death, or Annuity payments are equal to or greater than the minimum required by such laws. Annuity tables for legal reserve valuation shall be as required by state law. Such tables may be different from Annuity tables used to determine Annuity payments.

2.06 Control of Contract:          This is a Contract between the Contract
                                   Holder and Aetna. The Contract Holder has title to the Contract. Nothing in the group annuity contract invalidates or impairs any right granted to the Certificate Holder. The
                                   Certificate Holder has all other rights to amounts held in his or her Account.

                                   Each Certificate Holder shall own all amounts held in his or her Account. Each Certificate Holder may make any choices allowed by this Contract for his or her Account. Certificate Holder choices made under this contract must be in writing. If the Account is owned jointly, both joint Certificate Holders must authorize any Certificate Holder change in writing. Until receipt of such choices at Aetna's Home Office, Aetna may rely on any previous choices made.

                                   The Account may not be attached, alienated, or subject to the claims of creditors of the Contract Holder or the Certificate Holder except to the extent permitted by law.

                                   The Certificate Holder may assign or transfer his or her rights under the Contract. Aetna reserves the right not to accept assignment or transfer to a nonnatural person. Any assignment or transfer made must be submitted to Aetna's Home Office in writing and will not be effective until accepted by Aetna.

2.07 Designation of                Each Certificate Holder shall name his or her
     Beneficiary:                  Beneficiary. If the Account is owned jointly,
                                   both joint Certificate Holders must agree in writing to the Beneficiary designated. The
                                   Beneficiary may be changed at any time.
                                   Changes to a Beneficiary must be submitted to Aetna's Home Office in writing and will not be effective until accepted by Aetna.

2.08 Misstatements and             If Aetna finds the age or sex of any
     Adjustments:                  Annuitant to be misstated, the amount payable
                                   under the Contract shall be adjusted for the correct age or sex; the amount of any underpayment or overpayment, with interest at six per cent per year, shall be credited to, or charged against, the current or next succeeding payment or payments to be made by Aetna under the Contract.

2.09 Incontestability:             Aetna cannot cancel the Contract because of
                                   any error of fact on the application. Aetna cannot cancel an Account because of any error of fact on the enrollment form.

2.10 Grace Period:                 This Contract will remain in effect even if
                                   Purchase Payments are not continued.

2.11 Individual Certificates       Aetna shall issue a certificate to each
                                   Certificate Holder. The certificate will summarize certain provisions of the contract.
                                   Certificates are for information only and are not a part of the Contract.

III. PURCHASE PAYMENT, CURRENT VALUE, AND SURRENDER PROVISIONS
--------------------------------------------------------------------------------

3.01 Net Purchase Payment:         This amount is the actual Purchase Payment
                                   less any premium tax. Aetna will generally deduct the premium tax when Annuity benefits are elected (see Part IV). If Aetna determines that under applicable state law, it must pay a premium tax when the Purchase
                                   Payment is received or at any other time, it will deduct the tax at that time.

                                   The Net Purchase Payment will be credited among:

                                   (a) The current Deposit Period(s) for
                                       Guaranteed Terms under the AG Account;
                                       and
                                   (b) The Fund(s) in which the Separate Account
                                       invests.

                                   For each Net Purchase Payment, the
                                   Certificate Holder shall tell Aetna the
                                   allocation percentage to be applied to the current Deposit Period for each of the available Guaranteed Terms in the AG Account and/or each Fund. If allocation instructions are not received along with any subsequent Net Purchase Payment, the allocation will be the same as that indicated on the original application. If the same Guaranteed Term is no longer available, the Net Purchase Payment will be allocated to the next shortest Guaranteed Term available in the current Deposit Period. If no shorter Guaranteed Term is available, the next longer Guaranteed Term will be used.

                                   The minimum acceptable additional Purchase
                                   Payment is shown on Contract Schedule I. The maximum acceptable Purchase Payment without Home Office approval is also provided on Contract Schedule I.

3.02 Certificate Holder's          Aetna will maintain an Account for each
     Account:                      Certificate Holder.

3.03 Fund(s) Record Units --       The portion of the Net Purchase Payment(s)
     Separate Account:             applied to each Fund under the Separate
                                   Account will determine the number of Fund record units for that Fund. This number is equal to the portion of the Net Purchase
                                   Payment(s) applied to each Fund divided by the Fund record unit value (see 3.05) for the Valuation Period in which the Purchase
                                   Payment is received in good order at Aetna's
                                   Home Office.

3.04 Net Return Factor(s) --       The net return factor(s) are used to compute
     Separate Account:             all Separate Account record units for any
                                   Fund.

                                   The net return factor for each Fund is equal to 1.0000000 plus the net return rate.

                                   The net return rate is equal to:

                                   (a) The value of the shares of the Fund held
                                       by the Separate Account at the end of the Valuation Period; minus
                                   (b) The value of the shares of the Fund held
                                       by the Separate Account at the start of
                                       the Valuation Period; plus or minus

3.04 Net Return Factor(s) --       (c)  Taxes (or reserves for taxes) on the
     Separate Account                   Separate Account (if any); divided by
     (Cont'd)                      (d)  The total value of the Fund record units
                                        and Fund Annuity units of the Separate
                                        Account at the start of the Valuation
                                        Period; minus
                                   (e)  A daily Separate Account charge at an
                                        annual rate as shown on Contract
                                        Schedule I for mortality and expense
                                        risks, which may include profit; and a
                                        daily administrative charge.

                                   A net return rate may be more or less than 0%. The value of a share of the Fund is equal to the net assets of the Fund divided by the number of shares outstanding.

3.05 Fund Record Unit              A Fund record unit value is computed by
     Value -- Separate Account:    multiplying the net return factors for the
                                   current Valuation Period by the Fund record unit value for the previous Period. The dollar value of Fund record units, Separate
                                   Account assets, and Variable Annuity payments may go up or down due to investment gain or loss.

3.06 Market Value                  Except as noted below, there will be an MVA
     Adjustment:                   for a withdrawal from the AG Account before
                                   the end of a Guaranteed Term when the
                                   withdrawal is due to:

                                   (a)  a Transfer; except for Transfers as
                                        specified in 1.23, AG Account Matured
                                        Term Value Transfer;
                                   (b) A full or partial surrender (including a 15% free withdrawal under 3.14), except for a partial withdrawal under the Systematic Withdrawal Option (see 3.10); or
                                   (c)  An election of Annuity option 2 (see
                                        4.07).

                                   Full and partial surrenders and Transfers made within six months after the date of the Annuitant's death will be the greater of:

                                   (a)  The aggregate MVA amount which is the
                                        sum of all market value adjusted amounts calculated due to a withdrawal of amounts. This total may be greater or less than the Current Value of those amounts; or

                                   (b)  The applicable portion of the Current
                                        Value in the AG Account. After the
                                        six-month period, the surrender or
                                        Transfer will be the aggregate MVA
                                        amount, which may be greater or less
                                        than the Current Value of those amounts.

                                   The greater of the aggregate MVA amount or the applicable portion of the Current Value applies to amounts withdrawn from the AG Account on account of an election of Annuity options 3 or 4 (see 4.07).

3.06 Market Value                  Market value adjusted amounts will be equal
     Adjustment (Cont'd):          to the amount withdrawn multiplied by the
                                   following ratio:

                                                x
                                               ---
                                               365
                                        (1 + i)
                                   ---------------
                                                x
                                               ---
                                               365
                                        (1 + j)

                                   Where:

                                        i is the Deposit Period Yield
                                        j is the Current Yield
                                        x is the number of days remaining,
                                          (computed from Wednesday of the week
                                          of withdrawal) in the Guaranteed Term.

                                   The Deposit Period Yield will be determined as follows:

                                   (a) At the close of the last business day of each week of the Deposit Period, a yield will be computed as the average of the yields on that day of U.S. Treasury Notes which mature in the last three months of the Guaranteed Term.
                                   (b)  The Deposit Period Yield is the average
                                        of those yields for the Deposit Period.
                                        If withdrawal is made before the close
                                        of the Deposit Period, it is the average of those yields on each week preceding withdrawal.

                                   The Current Yield is the average of the
                                   yields on the last business day of the week preceding withdrawal on the same U.S. Treasury Notes included in the Deposit Period Yield.

                                   In the event that no U.S. Treasury Notes which mature in the last three months of the Guaranteed Term exist, Aetna reserves the right to use the U.S. Treasury Notes that mature in the following quarter.

                                   If U.S. Treasury Notes are no longer
                                   available, a suitable replacement index, subject to approval of the Superintendent of the New York Insurance Department, would then be utilized.

                                   A detailed description of the MVA has been filed with the Superintendent of the New York Insurance Department.

3.07 Transfer of Current           Before an Annuity option is elected, all or
     Value from the Funds          any portion of the Adjusted Current Value may
     or AG Account:                be transferred from any Fund or Guaranteed
                                   Term of the AG Account:

                                   (a)  To any other Fund; or
                                   (b) To any Guaranteed Term of the AG Account available in the current Deposit Period.

3.07 Transfer of Current Value     Transfer requests can be submitted as a
     from the Funds or             percentage or as a dollar amount. The
     AG Account (Cont'd):          minimum transfer amount is shown on Contract
                                   Schedule I. Within a Guaranteed Term Group, the amount to be surrendered or transferred will be withdrawn first from the oldest
                                   Deposit Period, then from the next oldest, and so on until the amount requested is satisfied.

                                   The Certificate Holder may make an unlimited number of Transfers during the Accumulation Period. The number of free Transfers allowed by Aetna is shown on Contract Schedule I. Additional Transfers may be subject to a Transfer fee as shown on Contract Schedule I. Amounts transferred as a Matured Term Value on or within one calendar month of the Term's Maturity Date do not count against the annual Transfer limit.

                                   Amounts applied to Guaranteed Terms of the AG Account may not be transferred to the Funds or to another Guaranteed Term during the Deposit Period or for 90 days after the close of the Deposit Period except for a Matured Term Value(s) during the calendar month following the Term's Maturity Date.

                                   Transfers from Guaranteed Terms of the AG
                                   Account are subject to the MVA provisions in 3.06.

3.08 Notice to the                 The Certificate Holder will receive quarterly
     Contract Holder:              statements from Aetna of:

                                   (a) The value of any amounts held in:
                                       (1) The AG Account; and
                                       (2) The Fund(s) under the Separate
                                           Account.
                                   (b) The number of any Fund(s) record units;
                                       and
                                   (c) The Fund(s) record unit value.

                                   Such number or values will be as of a
                                   specific date no more than 60 days before the date of the notice.

3.09 Loans:                        Loans are not available under this Contract.

3.10 Systematic Withdrawal         The following distribution options may be
     Option (SWO):                 elected by the Certificate Holder or a
                                   Beneficiary during the Accumulation Period. A distribution option under which a portion of the Accounts' Current Value will automatically be surrendered and distributed each year. SWO payments will be calculated on the Accounts' full Current Value. The distributed amount is withdrawn pro rata from each investment option used under the Account. A Surrender Fee will not be deducted from any portion of the Current Value which is paid as a distribution under SWO.
                                   Certificate Holders should consult their tax advisers prior to requesting this distribution option. Aetna will not be responsible for any adverse tax consequences due to receiving SWO payments.

                                   (a) Amount of Distribution: The Certificate
                                       Holder or a Beneficiary may elect one of the three payment methods described below.

3.10 Systematic Withdrawal              (1)  Specified Payment: Payments of a
     Option (SWO)                            designated dollar amount. The
     (Cont'd):                               annual amount may not be greater
                                             than the percentage of the
                                             Account's Current Value on the date
                                             of the SWO election as shown on
                                             Contract Schedule I. This annual
                                             dollar amount will remain constant.
                                             The minimum SWO payment amount is
                                             shown on Contract Schedule I. If
                                             SWO payments are made more
                                             frequently than annually, the
                                             designated annual amount is divided
                                             by the number of payments due each
                                             year; or

                                        (2)  Specified Period: Payments made
                                             over a designated period of time of
                                             at least 10 years. The annual
                                             amount is calculated by dividing
                                             the Current Value as of December 31
                                             of the year prior to the payment
                                             year by the number of payment years
                                             remaining; or

                                        (3)  Specified Percentage: Payments of a
                                             designated percentage which cannot
                                             be greater than the percentage of
                                             the Current Value at the time of
                                             election as shown on Contract
                                             Schedule I. The percentage may be
                                             changed by written request. Aetna
                                             reserves the right to limit the
                                             number of times the percentage may
                                             be changed. The annual amount is
                                             calculated by multiplying the
                                             Current Value as of December 31 of
                                             the year prior to the payment year
                                             by the designated percentage.


                                        Payments upon the Contract Holder's
                                        death will continue to the Beneficiary
                                        in the manner described in 3.11.

                                   (b)  Minimum Initial Current Value: The
                                        Minimum Initial Current Value required
                                        to begin SWO is shown on Contract
                                        Schedule I. If after election of this
                                        option the Current Value is insufficient to make a scheduled SWO payment, Aetna will distribute the entire balance.

                                   (c)  Date of Distribution: The Contract
                                        Holder or a Beneficiary shall specify
                                        the first payment date. The earliest
                                        allowable first payment date is the date on which the Contract Holder attains age 59 1/2. The latest allowable SWO payment date is the month of the Annuitant's 90th birthday. As elected by the Contract Holder, SWO payments will be made on a monthly, quarterly, semi-annual or annual basis. If SWO payments are made more frequently than annually, the designated annual amount is divided by the number of payments due each year. Subsequent payments will be made on the 15th of the appropriate months or on such other date as Aetna may designate or allow.

                                   (d)  Election and Revocation: SWO may be
                                        elected by the Certificate Holder or a
                                        Beneficiary if elected after the
                                        Certificate Holders death by submitting
                                        a completed and signed election form to
                                        Aetna's Home Office. Once elected, this
                                        option may be revoked by the Certificate
                                        Holder or Beneficiary, if elected after
                                        the Certificate Holder's death, by
                                        submitting a written request to Aetna at its Home Office. Any revocation will apply only to amounts not yet paid. SWO may be elected only once by the Certificate Holder or by the
                                        Beneficiary.

3.11 Death Benefit Amount:         If the Certificate Holder or Annuitant dies
                                   before Annuity payments start, the
                                   Beneficiary is entitled to a death benefit under the Account. If the Account is owned jointly, the death benefit is paid at the death of the first joint Certificate Holder to die. The claim date is the date when proof of death and the Beneficiary's claim are received in good order at Aetna's Home
                                   Office. The amount of the death benefit is determined as follows:

                                   (a) Death of Annuitant less than 85 years of age: The guaranteed death benefit is the greatest of:

                                        (1)  The sum of all Net Purchase
                                             Payment(s) made to the Account (as
                                             of the date of death) minus the sum
                                             of all amounts surrendered, applied
                                             to an Annuity, or deducted from the
                                             Account;

                                        (2)  The highest step-up value as of the
                                             date of death. A step-up value is
                                             determined on each anniversary of
                                             the Effective Date. Each step-up
                                             value is calculated as the
                                             Account's Current Value on the
                                             Effective Date anniversary,
                                             increased by the amount of any
                                             Purchase Payment(s) made, and
                                             decreased by the sum of all amounts
                                             surrendered, deducted, and/or
                                             applied to an Annuity option since
                                             the Effective Date anniversary.

                                        (3)  The Account's Current Value as of
                                             the date of death.

                                        The excess, if any, of the guaranteed
                                        death benefit value over the Account's
                                        Current Value is determined as of the
                                        date of death. Any excess amount will be deposited to the Account and allocated to Aetna Variable Encore Fund as of the claim date. The Current Value on the claim date plus any excess amount deposited becomes the Account's Current Value.

                                   (b)  Death of Annuitant age 85 or greater:
                                        The death benefit is the greatest of:

                                        (1)  The sum of all Net Purchase
                                             Payment(s) made to the Account (as
                                             of the date of death) minus the sum
                                             of all amounts surrendered, applied
                                             to an Annuity, or deducted from the
                                             Account;

                                        (2)  The highest step-up value prior to
                                             the Certificate Holder's 85th
                                             birthday. A step-up value is
                                             determined on each anniversary of
                                             the Effective Date. Each step-up
                                             value is calculated as the
                                             Account's Current Value on the
                                             Effective Date anniversary,
                                             increased by the amount of any
                                             Purchase Payment(s) made, and
                                             decreased by the sum of all amounts
                                             surrendered, deducted, and/or
                                             applied to an Annuity option since
                                             the Effective Date anniversary.

                                        (3)  The Account's Current Value as of
                                             the date of death.

3.11 Death Benefit Amount               The excess, if any, of the guaranteed
     (Cont'd):                          death benefit value over the Account's
                                        Current Value is determined as of the
                                        date of death. Any excess amount will
                                        be deposited in the Account and
                                        allocated to Aetna Variable Encore
                                        Fund as of the claim date. The Current
                                        Value on the claim date plus any excess
                                        amount deposited, becomes the Account's
                                        Current Value.

                                   (c)  Death of the Certificate Holder if the
                                        Certificate Holder is not the Annuitant:
                                        The death benefit amount is the
                                        Account's Adjusted Current Value on the
                                        Claim Date. A Surrender Fee may apply to any full or partial surrender (see 3.14 and Contract Schedule I).

                                   (d)  At the death of a surviving spouse
                                        Beneficiary who continued the Account in his or her own name, the death benefit amount is equal to the Account's Current Value less any applicable Surrender Fee on the amount of any Purchase Payment(s) made since the death of the Certificate Holder.

3.12 Death Benefit Options         Prior to any election, or until amounts must
     Available to Beneficiary:     be otherwise distributed under this section,
                                   the Current Value of the account will be retained in the Account. The Beneficiary has the right under the Contract to allocate or reallocate any amount to any of the available investment options (subject to an MVA, as applicable). The following options are available to the Beneficiary:

                                   (a)  When the Certificate Holder is the
                                        Annuitant: If the Certificate
                                        Holder/Annuitant dies, and:

                                        (1)  If the Beneficiary is the
                                             Certificate Holder's surviving
                                             spouse, the Beneficiary may
                                             exercise all rights under the
                                             Contract and continue in the
                                             Accumulation Period, or may elect
                                             (i), (ii), or (iii) below. Under
                                             the Code, distributions from the
                                             Account are not required until the
                                             Spousal Beneficiary's death. The
                                             Spousal Beneficiary may elect to:

                                             (i)  Apply some or all of the
                                                  Adjusted Current Value of the
                                                  Account to Annuity option 2, 3
                                                  or 4 (see 4.07);

                                             (ii) Apply some or all of the
                                                  Adjusted Current Value to
                                                  Annuity option 1 (see 4.07);
                                                  or

                                            (iii) Receive, at any time, a lump
                                                  sum payment equal to the
                                                  Adjusted Current Value of the
                                                  Account.

                                        (2)  If the Beneficiary is other than
                                             the Certificate Holder's surviving
                                             spouse, then options (i), (ii), or
                                             (iii) under (1) above apply. Any
                                             portion of the Adjusted Current
                                             Value of the Account not applied to
                                             Annuity option 2, 3 or 4 within one
                                             year of the Certificate Holder's
                                             death, must be distributed within
                                             five years of the date of death.

                                        (3)  If no Beneficiary exists, a lump
                                             sum payment equal to the Adjusted
                                             Current Value will be made to the
                                             Certificate Holder's estate.

3.12 Death Benefit Options         (b) When the Certificate Holder is not
     Available to Beneficiary          the Annuitant and the Certificate
     (Cont'd)                          Holder dies; and:

                                        (1)  If the Beneficiary is the
                                             Certificate Holder's surviving
                                             spouse, the Beneficiary may
                                             exercise all rights under the
                                             Contract and continue in the
                                             Accumulation Period, or may elect
                                             (i), (ii), or (iii) below. Under
                                             the Code, distributions from the
                                             Account are not required until the
                                             spousal Beneficiary's death. The
                                             spousal Beneficiary may elect to:

                                             (i)  Apply some or all of the
                                                  Adjusted Current Value of the
                                                  Account to Annuity option 2, 3
                                                  or 4 (see 4.07);

                                             (ii) Apply some or all of the
                                                  Surrender Value to Annuity
                                                  option 1 (see 4.07); or

                                            (iii) Receive, at any time, a lump
                                                  sum payment equal to the
                                                  Surrender Value.

                                        (2)  If the Beneficiary is other than
                                             the Certificate Holder's surviving
                                             spouse, then options (i), (ii), or
                                             (iii) under (1) above apply. Any
                                             portion of the Adjusted Current
                                             Value not applied to Annuity option
                                             2, 3 or 4 within one year of the
                                             Certificate Holder's death, must be
                                             distributed within five years of
                                             the date of death.

                                        (3)  If no Beneficiary exists, a lump
                                             sum payment equal to the Surrender
                                             Value will be made to the
                                             Certificate Holder's estate.

                                   (c)  When the Certificate Holder is not the
                                        Annuitant and the Annuitant dies: The
                                        Beneficiary must elect Annuity option 2, 3 or 4 within 60 days of the date of death or the gain, if any, will be includible in the Beneficiary's income in the tax year in which the Annuitant dies.

3.13 Liquidation of                All or any portion of the Account's Current
     Surrender Value:              Value may be surrendered at any time as
                                   requested by the Certificate Holder.
                                   Surrender requests can be submitted as a percentage of the Account's Adjusted Current
                                   Value or as a specific dollar amount. Net
                                   Purchase Payment amounts are withdrawn first, and then the excess value, if any. For any partial surrender, amounts are withdrawn on a pro rata basis from the Fund(s) and/or the Guaranteed Term(s) Groups of the AG Account in which the Current Value is invested.
                                   Within a Guaranteed Term Group, the amount to be surrendered or transferred will be withdrawn first from the oldest Deposit
                                   Period, then from the next oldest, and so on until the amount requested is satisfied.

                                   After deduction of the Maintenance Fee, if applicable, the surrendered amount shall be reduced by a Surrender Fee, if applicable.

                                   An MVA may apply to amounts surrendered from the AG Account.

3.14 Surrender Fee:                The Surrender Fee only applies to the Net
                                   Purchase Payment(s) portion surrendered and varies according to the elapsed time since deposit (see Contract Schedule I). Net
                                   Purchase Payment amounts are withdrawn in the same order they were applied.

                                   No Surrender Fee is deducted from any portion of the Net Purchase Payment which is paid:

                                   (a)  To a Beneficiary due to the Annuitant's
                                        death before Annuity payments start, up
                                        to a maximum of the aggregate Net
                                        Purchase Payment(s) minus the total of
                                        all partial surrenders, amounts applied
                                        to an Annuity and deductions made prior
                                        to the Annuitant's date of death;

                                   (b)  As a premium for an Annuity option 2, 3
                                        or 4 under this Contract (see 4.07);

                                   (c)  As a distribution under the SWO
                                        provision (see 3.10);

                                   (d) At least 12 months after the date of the first Purchase Payment to the Account, in an amount equal to or less than 15% of the Current Value. This applies to the first surrender request, partial or full, in a calendar year. The Current Value is calculated as of the date the surrender request is received in good order at Aetna's Home Office. This waiver is not available to the Contract Holder while SWO is in effect; or

                                   (e) For a full surrender where the Account's Current Value is $2,500 or less and no surrenders have been taken from the Contract within the prior 12 months.

3.15 Payment of                    Under certain emergency conditions, Aetna may
     Surrender Value:              defer payment:

                                   (a) For a period of up to 6 months (unless
                                       not allowed by state law); or

                                   (b) As provided by federal law under the
                                       Investment Company Act of 1940.

IV. ANNUITY PROVISIONS
--------------------------------------------------------------------------------

4.01 Choices to be Made:           The Certificate Holder may tell Aetna to
                                   apply any portion of the Adjusted Current
                                   Value (minus any premium tax) for an Annuity under option 2, 3, or 4 (see 4.07). The first
                                   Annuity payment may not be earlier than one calendar year after the initial Purchase
                                   Payment nor later than the first day of the month following the Annuitant's 90th birthday.

                                   When an Annuity option is chosen, Aetna must also be told if payments are to be made other than monthly and whether to pay:

                                   (a) A Fixed Annuity using the General
                                       Account;

                                   (b) A Variable Annuity using any of the
                                       Fund(s) available under this Contract for Annuity purposes; or

                                   (c) A combination of (a) and (b).

4.01 Choices to be Made            If a Fixed Annuity is chosen, the Annuity
     (Cont'd):                     purchase rate for the option chosen reflects
                                   at least the Minimum Guaranteed Interest
                                   Rate (see Contract Schedule II), but may reflect a higher interest rate. If a Variable
                                   Annuity is chosen, the initial Annuity
                                   payment for the option chosen reflects the assumed annual return rate elected. (see
                                   Contract Schedule II).

4.02 Terms of Annuity
     Options:

                                   (a)  When payments start, the age of the
                                        Annuitant plus the number of years for
                                        which payments are guaranteed must not
                                        exceed 95.

                                   (b)  An Annuity option may not be elected if
                                        the first payment would be less than $50 or if the total payments in a year would be less than $250 (less if required by state law). Aetna reserves the right to increase the minimum first Annuity payment amount and the minimum annual Annuity payment amount based upon increases reflected in the Consumer Price Index-Urban, (CPI-U) since July 1, 1993.

                                   (c)  If a Fixed Annuity under option 2, 3 or
                                        4 is chosen and a larger payment would
                                        result from applying the Surrender Value or, if greater, 95% of what the surrender would be if there were no surrender fee, to a current Aetna single premium immediate Annuity, Aetna will make the larger payment.

                                   (d)  For purposes of calculating the
                                        guaranteed first payment of a Variable
                                        Annuity or the payments for a Fixed
                                        Annuity, the Annuitant's and second
                                        Annuitant's adjusted age will be used.
                                        The Annuitant's and second Annuitant's
                                        adjusted age is his or her age as of the birthday closest to the Annuity commencement date reduced by one year for Annuity commencement dates occurring during the period of time from July 1, 1993 through December 31, 1999. The Annuitant's and second Annuitant's age will be reduced by two years for Annuity commencement dates occurring during the period of time from January 1, 2000 through December 31, 2009. The Annuitant's and second Annuitant's age will be reduced by one additional year for Annuity commencement dates occurring in each succeeding decade.

                                        The  Annuity purchase rates for options
                                        3 and 4 are based on mortality from 1983
                                        Table a.

                                   (e)  Assumed Annual Net Return Rate is the
                                        interest rate used to determine the
                                        amount of the first Annuity payment
                                        under a Variable Annuity as shown on
                                        Contract Schedule II. The Separate
                                        Account must earn this rate plus enough
                                        to cover the mortality and expense risks charges (which may include profit) and administrative charges if future Variable Annuity Payments are to remain level, (see Annuity return factor under Variable Annuity Assumed Annual Net Return Rate on Contract Schedule II).

                                   (f) Once elected, Annuity payments cannot be commuted to a lump sum except for Variable Annuity payments under option 2 (see 4.07). The life expectancy of the Annuitant and the Annuitant and second Annuitant shall be irrevocable upon the election of an Annuity option.

4.03 Death of Annuitant/           (a)  Certificate Holder is Annuitant: When
     Beneficiary:                       the Certificate Holder is the Annuitant
                                        and the Annuitant dies under option 2 or 3, or both the Annuitant and the second
                                        Annuitant die under option 4(d), the
                                        present value of any remaining
                                        guaranteed payments will be paid in one
                                        sum to the Beneficiary, or upon election by the Beneficiary, any remaining payments will continue to the
                                        Beneficiary. If option 4 has been
                                        elected and the Certificate Holder dies, the remaining payments will continue to the successor payee. If no successor payee has been designated, the
                                        Beneficiary will be treated as the
                                        successor payee. If the Account has
                                        joint Certificate Holders, the surviving joint Certificate Holder will be deemed the successor payee.

                                   (b)  Certificate Holder is Not Annuitant:
                                        When the Certificate Holder is not the
                                        Annuitant and the Certificate Holder
                                        dies, the remaining payments under
                                        options 2, 3 or 4 will continue to the
                                        successor payee. If no successor payee
                                        has been designated, the Beneficiary
                                        will be treated as the successor payee.
                                        If the Account has joint Certificate
                                        Holders, the surviving joint Certificate
                                        Holder will be deemed the successor
                                        payee.

                                        If the Annuitant dies under option 2 or
                                        3, or if both the Annuitant and the
                                        second Annuitant die under option 4(d),
                                        the present value of any remaining
                                        guaranteed payments will be paid in one
                                        sum to the Beneficiary, or upon the
                                        election by the Beneficiary, any
                                        remaining payments will continue to the
                                        Beneficiary. If option 4 has been
                                        elected, and the Annuitant dies, the
                                        remaining payments will continue to the
                                        Certificate Holder.

                                   (c) No Beneficiary Named/Surviving: If there is no Beneficiary under option 2, 3 or 4, the present value of any remaining payments will be paid in one sum to the Certificate Holder, or if the
                                        Certificate Holder is not living, then
                                        to the Certificate Holder's estate.

                                   (d)  If the Beneficiary designated under
                                        option 1 dies, the amount held plus
                                        accrued interest will be paid in one sum to a successor Beneficiary, if any, named by the designated Beneficiary. If there is no successor Beneficiary, the lump sum will be paid to the designated Beneficiary's estate.

                                   (e)  If the Beneficiary or the successor
                                        payee dies while receiving Annuity
                                        payments, the present value of any
                                        remaining guaranteed payments will be
                                        paid in one sum to the successor
                                        Beneficiary/payee, or upon election by
                                        the successor Beneficiary/payee, any
                                        remaining payments will continue to the
                                        successor Beneficiary/payee. If no
                                        successor Beneficiary/payee has been
                                        designated, the present value of any
                                        remaining guaranteed payments will be
                                        paid in one sum to the
                                        Beneficiary's/payee's estate.

                                   (f)  The present value will be determined as
                                        of the Valuation Period in which proof
                                        of death acceptable to Aetna and a
                                        request for payment is received at
                                        Aetna's Home Office. The interest rate
                                        used to determine the first payment will be used to calculate the present value.

4.04 Fund(s) Annuity Units --      The number of each Fund's Annuity units is
     Separate Account:             based on the amount of the first Variable
                                   Annuity payment which is equal to:

                                   (a) The portion of the Current Value applied
                                       to pay a Variable Annuity (minus any
                                       premium tax); divided by
                                   (b) 1,000; multiplied by
                                   (c) The payment rate for the option chosen.

                                   Such amount, or portion, of the variable payment will be divided by the appropriate Fund Annuity unit value (see 4.05) on the tenth Valuation Period before the due date of the first payment to determine the number of each Fund Annuity units. The number of each Fund Annuity units remains fixed. Each future payment is equal to the sum of the products of each Fund Annuity unit value multiplied by the appropriate number of Units. The Fund Annuity unit value on the tenth Valuation Period prior to the due date of the payment is used.

4.05 Fund(s) Annuity Unit          For any Valuation Period, a Fund Annuity unit
     Value -- Separate             value is equal to:
     Account:

                                   (a)  The value for the previous Period;
                                        multiplied by
                                   (b)  The Annuity net return factor(s) (see
                                        4.06 below) for the Period; multiplied
                                        by
                                   (c)  A factor to reflect the assumed annual
                                        net return rate (see Contract Schedule
                                        II).

                                   The dollar value of a Fund Annuity unit value and Annuity payments may go up or down due to investment gain or loss.

4.06 Annuity Net Return            The Annuity net return factor(s) are used to
     Factor(s) -- Separate         compute Annuity payments for any Fund.
     Account:
                                   The Annuity net return factor(s) for each Fund is equal to 1.0000000 plus the net return rate.

                                   The  net return rate is equal to:

                                   (a) The value of the shares of the Fund held by the Separate Account at the end of a Valuation Period; minus
                                   (b) The value of the shares of the Fund held by the Separate Account at the start of the Valuation Period; plus or minus
                                   (c)  Taxes (or reserves for taxes) on the
                                        Separate Account (if any); divided by
                                   (d) The total value of the Fund record units and Fund Annuity units of the Separate Account at the start of the Valuation Period; minus
                                   (e) A daily charge for Annuity mortality and expense risks, which may include profit, and a daily administrative charge (at the annual rate as shown on Contract
                                        Schedule II).

                                   A net return rate may be more or less than 0%.

                                   The value of a share of the Fund is equal to the net assets of the Fund divided by the number of shares outstanding.

                                   Payments shall not be changed due to changes in the mortality or expense results or administrative charges.

4.07 Annuity Options:              Option 1 -- Payments for a Stated Period of
                                   Time -- An Annuity will be paid for the
                                   number of years chosen. The number of years must be at least 5 and not more than 30.

                                   If payments for this option are made under a Variable Annuity, the present value of any remaining payments may be withdrawn at any time. If a withdrawal is requested within 3 years after the start of payments, it will be treated as a surrender and any applicable Surrender Fee will be applied (see 3.14).

                                   If a nonspouse Beneficiary elects this option at the death of the Contract Holder, the period selected may not extend beyond the Beneficiary's life expectancy.

                                   Option 2 -- Life Income -- An Annuity will be paid for the life of the Annuitant. If also chosen, Aetna will guarantee payments for 60, 120, 180, or 240 months.

                                   Option 3 -- Life Income Based upon the Lives of Two Annuitants -- An Annuity will be paid during the lives of the Annuitant and a second Annuitant. Payments will continue until both Annuitants have died. When this option is chosen, a choice must be made of:

                                   (a)  100% of the payment to continue after
                                        the first death;
                                   (b) 66 2/3% of the payment to continue after the first death;
                                   (c) 50% of the payment to continue after the first death;
                                   (d)  Payments for a minimum of 120 months
                                        with 100% of the payment to continue
                                        after the first death; or
                                   (e)  100% of the payment to continue at the
                                        death of the second Annuitant and 50% of the payment to continue at the death of the Annuitant.

                                   Other Options -- Aetna may make other options available as allowed by the laws of the state in which this Contract and the Certificate is delivered.

                                    OPTION 1

                      Payments for a Stated Period of Time

                Amount of First Monthly Payment for Each $1,000
                After Deduction of any Charge for Premium Taxes

        Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%


              Guaranteed     Monthly   Quarterly      Semi-Annual    Annual
     Years        Rate       Payment    Payment         Payment      Payment
--------------------------------------------------------------------------------
      5           3.00%        17.91      53.59          106.78     $ 211.99
      6           3.00%        15.14      45.30           90.27       179.22
      7           3.00%        13.16      39.39           78.49       155.83
      8           3.00%        11.68      34.96           69.66       138.31
      9           3.00%        10.53      31.52           62.81       124.69
     10           3.00%         9.61      28.77           57.33       113.82
     11           3.00%         8.86      26.52           52.85       104.93
     12           3.00%         8.24      24.65           49.13        97.54
     13           3.00%         7.71      23.08           45.98        91.29
     14           3.00%         7.26      21.73           43.29        85.95
     15           3.00%         6.87      20.56           40.96        81.33
     16           3.00%         6.53      19.54           38.93        77.29
     17           3.00%         6.23      18.64           37.14        73.74
     18           3.00%         5.96      17.84           35.56        70.59
     19           3.00%         5.73      17.13           34.14        67.78
     20           3.00%         5.51      16.50           32.87        65.26
     21           3.00%         5.32      15.92           31.72        62.98
     22           3.00%         5.15      15.40           30.68        60.92
     23           3.00%         4.99      14.92           29.74        59.04
     24           3.00%         4.84      14.49           28.88        57.33
     25           3.00%         4.71      14.09           28.08        55.76
     26           3.00%         4.59      13.73           27.36        54.31
     27           3.00%         4.47      13.39           26.68        52.97
     28           3.00%         4.37      13.08           26.06        51.74
     29           3.00%         4.27      12.79           25.49        50.60
     30           3.00%         4.18      12.52           24.95        49.53

                                    OPTION 2

                                  Life Income

                Amount of First Monthly Payment for Each $1,000
                After Deduction of any Charge for Premium Taxes

        Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

               Payments Guaranteed for a Stated Period of Months

   Adjusted         None           60             120               180            240
   Age of     ------------------------------------------------------------------------------
  Annuitant   Male   Female    Male   Female  Male     Female   Male   Female  Male   Female
--------------------------------------------------------------------------------------------
     50      $ 4.27  $ 3.90   $ 4.26  $ 3.90  $ 4.22   $ 3.89   $ 4.17 $ 3.86  $ 4.08 $ 3.82
     51        4.34    3.97     4.33    3.96    4.30     3.95     4.23   3.92    4.14   3.88
     52        4.43    4.03     4.41    4.03    4.37     4.01     4.30   3.98    4.20   3.93
     53        4.51    4.10     4.50    4.10    4.45     4.08     4.37   4.04    4.26   3.99
     54        4.60    4.18     4.59    4.17    4.54     4.15     4.45   4.11    4.32   4.04

     55        4.70    4.25     4.68    4.25    4.62     4.22     4.53   4.18    4.39   4.11
     56        4.80    4.34     4.78    4.33    4.72     4.30     4.61   4.25    4.45   4.17
     57        4.91    4.42     4.89    4.41    4.82     4.38     4.69   4.32    4.51   4.23
     58        5.03    4.52     5.00    4.51    4.92     4.47     4.78   4.40    4.58   4.30
     59        5.15    4.61     5.12    4.60    5.03     4.56     4.87   4.48    4.65   4.37

     60        5.28    4.72     5.25    4.70    5.14     4.66     4.96   4.57    4.71   4.44
     61        5.43    4.83     5.39    4.81    5.27     4.76     5.06   4.66    4.78   4.51
     62        5.58    4.95     5.53    4.93    5.39     4.87     5.16   4.75    4.84   4.58
     63        5.74    5.08     5.69    5.05    5.53     4.99     5.26   4.85    4.90   4.65
     64        5.91    5.21     5.85    5.18    5.66     5.10     5.36   4.95    4.96   4.72

     65        6.10    5.36     6.03    5.32    5.81     5.22     5.46   5.05    5.02   4.79
     66        6.30    5.51     6.21    5.47    5.96     5.36     5.56   5.16    5.08   4.86
     67        6.51    5.67     6.41    5.63    6.12     5.50     5.66   5.26    5.13   4.93
     68        6.73    5.85     6.62    5.80    6.28     5.65     5.77   5.37    5.18   5.00
     69        6.97    6.04     6.84    5.98    6.44     5.80     5.86   5.49    5.23   5.06

     70        7.23    6.25     7.07    6.18    6.61     5.97     5.96   5.60    5.27   5.12
     71        7.51    6.47     7.32    6.39    6.79     6.14     6.05   5.71    5.31   5.18
     72        7.80    6.71     7.58    6.62    6.96     6.32     6.14   5.83    5.34   5.23
     73        8.12    6.98     7.85    6.86    7.14     6.50     6.23   5.94    5.37   5.28
     74        8.46    7.26     8.14    7.12    7.32     6.69     6.31   6.04    5.40   5.32

     75        8.82    7.57     8.45    7.40    7.50     6.89     6.38   6.14    5.42   5.35

                Rates are based on mortality from 1983 Table a.
   Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 3

                           Life Income for Two Payees

                Amount of First Monthly Payment for Each $1,000
                After Deduction of any Charge for Premium Taxes

               (Annuitant is Male and Second Annuitant is Female)

        Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

  Adjusted Ages
-------------------
             Second
Annuitant   Annuitant    Option 4a    Option 4b      Option 4c      Option 4d      Option 4e
----------------------------------------------------------------------------------------------
    55         50        $ 3.69        $ 4.05         $ 4.27         $ 3.69         $ 4.13
    55         55          3.88          4.25           4.47           3.87           4.25
    55         60          3.06          4.47           4.71           4.06           4.36

    60         55          3.99          4.44           4.71           3.98           4.55
    60         60          4.24          4.71           4.99           4.23           4.70
    60         65          4.49          5.01           5.32           4.48           4.85

    65         60          4.38          4.97           5.32           4.38           5.10
    65         65          4.72          5.33           5.70           4.71           5.32
    65         70          5.07          5.75           6.17           5.05           5.54

    70         65          4.93          5.68           6.15           4.91           5.86
    70         70          5.40          6.21           6.70           5.36           6.18
    70         75          5.89          6.82           7.40           5.81           6.49

    75         70          5.69          6.68           7.32           5.62           6.92
    75         75          6.37          7.45           8.15           6.23           7.40
    75         80          7.07          8.34           9.16           6.78           7.85

                Rates are based on mortality from 1983 Table a.
   The rates assume the Annuitant is Male and the Second Annuitant is Female. Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 3

                           Life Income for Two Payees

                Amount of First Monthly Payment for Each $1,000
                After Deduction of any Charge for Premium Taxes

               (Annuitant is Female and Second Annuitant is Male)

        Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

  Adjusted Ages
--------------------
             Second
Annuitant   Annuitant    Option 4a    Option 4b      Option 4c      Option 4d      Option 4e
----------------------------------------------------------------------------------------------
    55         50        $ 3.75        $ 4.07         $ 4.26         $ 3.75         $ 3.98
    55         55          3.88          4.25           4.47           3.87           4.06
    55         60          3.99          4.44           4.71           3.98           4.12

    60         55          4.06          4.47           4.71           4.06           4.37
    60         60          4.24          4.71           4.99           4.23           4.47
    60         65          4.38          4.97           5.32           4.38           4.54

    65         60          4.49          5.01           5.32           4.48           4.89
    65         65          4.72          5.33           5.70           4.71           5.02
    65         70          4.93          5.68           6.15           4.91           5.14

    70         65          5.07          5.75           6.17           5.05           5.60
    70         70          5.40          6.21           6.70           5.36           5.79
    70         75          5.69          6.68           7.32           5.62           5.96

    75         70          5.89          6.83           7.40           5.81           6.63
    75         75          6.37          7.45           8.15           6.23           6.92
    75         80          6.78          8.11           8.99           6.54           7.15

                Rates are based on mortality from 1983 Table a.
   The rates assume the Annuitant is Female and the Second Annuitant is Male. Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 1

                      Payments for a Stated Period of Time

                Amount of First Monthly Payment for Each $1,000
                After Deduction of any Charge for Premium Taxes

        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%


              Guaranteed     Monthly   Quarterly      Semi-Annual    Annual
     Years        Rate       Payment    Payment         Payment      Payment
--------------------------------------------------------------------------------
      5           3.50%        18.12      54.19          107.92       213.99
      6           3.50%        15.35      45.92           91.44       181.32
      7           3.50%        13.38      40.01           79.69       158.01
      8           3.50%        11.90      35.59           70.88       140.56
      9           3.50%        10.75      32.16           64.05       127.00
     10           3.50%         9.83      29.42           58.59       116.18
     11           3.50%         9.09      27.18           54.13       107.34
     12           3.50%         8.46      25.32           50.42        99.98
     13           3.50%         7.94      23.75           47.29        93.78
     14           3.50%         7.49      22.40           44.62        88.47
     15           3.50%         7.10      21.24           42.31        83.89
     16           3.50%         6.76      20.23           40.29        79.89
     17           3.50%         6.47      19.34           38.51        76.37
     18           3.50%         6.20      18.55           36.94        73.25
     19           3.50%         5.97      17.85           35.54        70.47
     20           3.50%         5.75      17.22           34.28        67.98
     21           3.50%         5.56      16.65           33.15        65.74
     22           3.50%         5.39      16.13           32.13        63.70
     23           3.50%         5.24      15.66           31.19        61.85
     24           3.50%         5.09      15.24           30.34        60.17
     25           3.50%         4.96      14.85           29.56        58.62
     26           3.50%         4.84      14.49           28.85        57.20
     27           3.50%         4.73      14.15           28.19        55.90
     28           3.50%         4.63      13.85           27.58        54.69
     29           3.50%         4.53      13.57           27.02        53.57
     30           3.50%         4.45      13.30           26.49        52.53

                                    OPTION 1

                      Payments for a Stated Period of Time

                Amount of First Monthly Payment for Each $1,000
                After Deduction of any Charge for Premium Taxes

        Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%


              Guaranteed     Monthly   Quarterly      Semi-Annual    Annual
     Years        Rate       Payment    Payment         Payment      Payment
--------------------------------------------------------------------------------
      5           5.00%        18.74      56.00          111.33       219.98
      6           5.00%        15.99      47.77           94.96       187.64
      7           5.00%        14.02      41.90           83.30       164.59
      8           5.00%        12.56      37.52           74.58       147.35
      9           5.00%        11.42      34.11           67.81       133.99
     10           5.00%        10.51      31.40           62.42       123.34
     11           5.00%         9.77      29.19           58.03       114.66
     12           5.00%         9.16      27.36           54.38       107.45
     13           5.00%         8.64      25.81           51.31       101.39
     14           5.00%         8.20      24.50           48.69        96.21
     15           5.00%         7.82      23.36           46.44        91.75
     16           5.00%         7.49      22.37           44.47        87.88
     17           5.00%         7.20      21.51           42.75        84.48
     18           5.00%         6.94      20.74           41.23        81.47
     19           5.00%         6.71      20.06           39.88        78.80
     20           5.00%         6.51      19.46           38.68        76.42
     21           5.00%         6.33      18.91           37.59        74.28
     22           5.00%         6.17      18.42           36.62        72.35
     23           5.00%         6.02      17.98           35.73        70.61
     24           5.00%         5.88      17.57           34.93        69.02
     25           5.00%         5.76      17.20           34.20        67.57
     26           5.00%         5.65      16.87           33.53        66.25
     27           5.00%         5.54      16.56           32.92        65.04
     28           5.00%         5.45      16.28           32.35        63.93
     29           5.00%         5.36      16.01           31.83        62.90
     30           5.00%         5.28      15.77           31.35        61.95

                                    OPTION 2

                                  Life Income

                Amount of First Monthly Payment for Each $1,000
                After Deduction of any Charge for Premium Taxes

      Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

               Payments Guaranteed for a Stated Period of Months

   Adjusted         None           60             120               180            240
   Age of     --------------------------------------------------------------------------
  Annuitant   Male   Female    Male   Female  Male     Female   Male   Female  Male   Female
----------------------------------------------------------------------------------------
     50      $ 4.56  $ 4.20   $ 4.55  $ 4.19  $ 4.51   $ 4.18   $ 4.45 $ 4.15  $ 4.36 $ 4.11
     51        4.64    4.26     4.62    4.25    4.58     4.24     4.51   4.21    4.42   4.16
     52        4.72    4.32     4.70    4.32    4.66     4.30     4.58   4.26    4.48   4.21
     53        4.80    4.39     4.79    4.38    4.74     4.36     4.65   4.32    4.53   4.27
     54        4.89    4.46     4.87    4.46    4.82     4.43     4.73   4.39    4.59   4.32

     55        4.99    4.54     4.97    4.53    4.91     4.50     4.80   4.46    4.65   4.38
     56        5.09    4.62     5.07    4.61    5.00     4.58     4.88   4.53    4.72   4.44
     57        5.20    4.71     5.17    4.70    5.10     4.66     4.96   4.60    4.78   4.50
     58        5.32    4.80     5.29    4.79    5.20     4.75     5.05   4.68    4.84   4.57
     59        5.44    4.90     5.41    4.88    5.31     4.84     5.14   4.76    4.91   4.63

     60        5.57    5.00     5.53    4.99    5.42     4.93     5.23   4.84    4.97   4.70
     61        5.71    5.11     5.67    5.09    5.54     5.03     5.32   4.93    5.03   4.77
     62        5.86    5.23     5.81    5.21    5.66     5.14     5.42   5.02    5.09   4.84
     63        6.02    5.36     5.97    5.33    5.79     5.25     5.51   5.11    5.16   4.91
     64        6.20    5.49     6.13    5.46    5.93     5.37     5.61   5.21    5.21   4.98

     65        6.38    5.64     6.31    5.60    6.07     5.49     5.71   5.31    5.27   5.05
     66        6.58    5.79     6.49    5.75    6.22     5.63     5.81   5.41    5.32   5.12
     67        6.79    5.95     6.69    5.91    6.38     5.76     5.91   5.52    5.38   5.18
     68        7.02    6.13     6.89    6.08    6.53     5.91     6.01   5.63    5.42   5.25
     69        7.26    6.32     7.11    6.26    6.70     6.06     6.11   5.74    5.47   5.31

     70        7.52    6.53     7.35    6.45    6.86     6.23     6.20   5.85    5.51   5.37
     71        7.80    6.75     7.59    6.66    7.03     6.39     6.29   5.96    5.54   5.42
     72        8.09    6.99     7.85    6.89    7.21     6.57     6.38   6.07    5.57   5.47
     73        8.41    7.26     8.12    7.13    7.38     6.75     6.46   6.17    5.60   5.51
     74        8.75    7.54     8.41    7.39    7.55     6.94     6.53   6.28    5.63   5.55

     75        9.12    7.85     8.71    7.66    7.73     7.13     6.61   6.38    5.65   5.59

                Rates are based on mortality from 1983 Table a.
   Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 2

                                  Life Income

                Amount of First Monthly Payment for Each $1,000
                After Deduction of any Charge for Premium Taxes

       Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%

               Payments Guaranteed for a Stated Period of Months

   Adjusted         None           60             120                180            240
   Age of     ------------------------------------------------------------------------------
  Annuitant   Male   Female    Male   Female  Male     Female   Male   Female  Male   Female
--------------------------------------------------------------------------------------------
     50      $ 5.48  $ 5.12   $ 5.46  $ 5.11  $ 5.41   $ 5.09   $ 5.34 $ 5.06  $ 5.24 $ 5.01
     51        5.55    5.17     5.53    5.17    5.48     5.14     5.40   5.11    5.29   5.05
     52        5.63    5.23     5.61    5.23    5.55     5.20     5.46   5.16    5.34   5.10
     53        5.71    5.30     5.69    5.29    5.62     5.26     5.53   5.22    5.40   5.15
     54        5.80    5.37     5.77    5.36    5.70     5.33     5.60   5.27    5.45   5.20

     55        5.89    5.44     5.86    5.43    5.79     5.39     5.67   5.34    5.51   5.25
     56        5.99    5.52     5.96    5.51    5.87     5.47     5.74   5.40    5.56   5.31
     57        6.10    5.60     6.06    5.59    5.97     5.54     5.82   5.47    5.62   5.37
     58        6.21    5.69     6.17    5.67    6.06     5.62     5.90   5.54    5.68   5.42
     59        6.33    5.79     6.29    5.77    6.17     5.71     5.98   5.61    5.74   5.48

     60        6.46    5.89     6.41    5.87    6.28     5.80     6.06   5.69    5.79   5.55
     61        6.60    6.00     6.55    5.97    6.39     5.90     6.15   5.77    5.85   5.61
     62        6.75    6.11     6.69    6.08    6.51     6.00     6.24   5.86    5.91   5.67
     63        6.91    6.23     6.84    6.20    6.64     6.10     6.33   5.95    5.96   5.73
     64        7.09    6.37     7.00    6.33    6.77     6.22     6.42   6.04    6.02   5.80

     65        7.27    6.51     7.18    6.46    6.91     6.34     6.52   6.13    6.07   5.86
     66        7.47    6.66     7.36    6.61    7.05     6.46     6.61   6.23    6.12   5.92
     67        7.68    6.82     7.55    6.76    7.20     6.60     6.70   6.33    6.16   5.99
     68        7.91    7.00     7.76    6.93    7.35     6.74     6.80   6.43    6.21   6.04
     69        8.15    7.19     7.98    7.11    7.51     6.89     6.89   6.54    6.25   6.10

     70        8.41    7.39     8.21    7.30    7.67     7.04     6.97   6.64    6.28   6.15
     71        8.69    7.62     8.45    7.51    7.83     7.21     7.06   6.74    6.32   6.20
     72        8.99    7.86     8.70    7.73    8.00     7.38     7.14   6.85    6.35   6.25
     73        9.31    8.12     8.97    7.97    8.16     7.55     7.21   6.95    6.37   6.29
     74        9.65    8.41     9.26    8.23    8.33     7.73     7.29   7.04    6.39   6.33

     75       10.02    8.72     9.65    8.50    8.50     7.92     7.35   7.14    6.41   6.36

                Rates are based on mortality from 1983 Table a.
   Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 3

                           Life Income for Two Payees

                Amount of First Monthly Payment for Each $1,000
                After Deduction of any Charge for Premium Taxes

               (Annuitant is Male and Second Annuitant is Female)

        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

  Adjusted Ages
----------------------------------------------------------------------------------------------
              Second
Annuitant   Annuitant    Option 4a    Option 4b      Option 4c      Option 4d      Option 4e
----------------------------------------------------------------------------------------------
    55         50        $ 3.97        $ 4.35         $ 4.56         $ 3.97         $ 4.42
    55         55          4.16          4.54           4.76           4.15           4.54
    55         60          4.34          4.76           5.00           4.34           4.64

    60         55          4.27          4.73           5.00           4.26           4.83
    60         60          4.51          4.99           5.27           4.50           4.98
    60         65          4.76          5.29           5.60           4.75           5.13

    65         60          4.66          5.25           5.61           4.65           5.39
    65         65          4.99          5.61           5.99           4.98           5.60
    65         70          5.34          6.03           6.46           5.31           5.81

    70         65          5.19          5.97           6.44           5.17           6.14
    70         70          5.67          6.49           6.99           5.62           6.47
    70         75          6.16          7.10           7.68           6.07           6.77

    75         70          5.95          6.96           7.61           5.87           7.20
    75         75          6.64          7.73           8.43           6.48           7.68
    75         80          7.33          8.62           9.45           7.02           8.13

                Rates are based on mortality from 1983 Table a.
   The rates assume the Annuitant is Male and the Second Annuitant is Female. Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 3

                           Life Income for Two Payees

                Amount of First Monthly Payment for Each $1,000
                After Deduction of any Charge for Premium Taxes

               (Annuitant is Female and Second Annuitant is Male)

        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%


  Adjusted Ages
--------------------
              Second
Annuitant   Annuitant    Option 4a    Option 4b      Option 4c      Option 4d      Option 4e
----------------------------------------------------------------------------------------------
    55         50        $ 4.03        $ 4.36         $ 4.55         $ 4.03         $ 4.41
    55         55          4.16          4.54           4.76           4.15           4.54
    55         60          4.27          4.73           5.00           4.26           4.83

    60         55          4.34          4.76           5.00           4.34           4.64
    60         60          4.51          4.99           5.27           4.50           4.98
    60         65          4.66          5.25           5.61           4.65           5.39

    65         60          4.76          5.29           5.60           4.75           5.13
    65         65          4.99          5.61           5.99           4.98           5.60
    65         70          5.19          5.97           6.44           5.17           6.14

    70         65          5.34          6.03           6.46           5.31           5.81
    70         70          5.67          6.49           6.99           5.62           6.47
    70         75          5.95          6.96           7.61           5.87           7.20

    75         70          6.16          7.10           7.68           6.07           6.77
    75         75          6.64          7.73           8.43           6.48           7.68
    75         80          7.04          8.39           9.29           6.79           8.70

                Rates are based on mortality from 1983 Table a.
   The rates assume the Annuitant is Female and the Second Annuitant is Male. Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 3

                           Life Income for Two Payees

                Amount of First Monthly Payment for Each $1,000
                After Deduction of any Charge for Premium Taxes

               (Annuitant is Male and Second Annuitant is Female)

        Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%

  Adjusted Ages
---------------------
              Second
Annuitant   Annuitant    Option 4a    Option 4b      Option 4c      Option 4d      Option 4e
----------------------------------------------------------------------------------------------
    55         50        $ 4.88        $ 5.26         $ 5.48         $ 4.88         $ 5.34
    55         55          5.04          5.44           5.66           5.04           5.43
    55         60          5.21          5.65           5.89           5.21           5.53

    60         55          5.15          5.63           5.91           5.14           5.73
    60         60          5.37          5.87           6.16           5.37           5.86
    60         65          5.61          6.16           6.49           5.60           6.01

    65         60          5.52          6.14           6.51           5.51           6.28
    65         65          5.83          6.49           6.87           5.82           6.47
    65         70          6.17          6.90           7.33           6.13           6.67

    70         65          6.04          6.84           7.34           6.00           7.03
    70         70          6.49          7.35           7.87           6.44           7.33
    70         75          6.97          7.96           8.56           6.87           7.62

    75         70          6.77          7.84           8.51           6.68           8.08
    75         75          7.45          8.60           9.33           7.27           8.55
    75         80          8.14          9.49          10.35           7.80           8.98

                Rates are based on mortality from 1983 Table a.
   The rates assume the Annuitant is Male and the Second Annuitant is Female. Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 3

                           Life Income for Two Payees

                Amount of First Monthly Payment for Each $1,000
                After Deduction of any Charge for Premium Taxes

             (Annuitant is Female and the Second Annuitant is Male)

        Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%

  Adjusted Ages
--------------------
              Second
Annuitant   Annuitant    Option 4a    Option 4b      Option 4c      Option 4d      Option 4e
----------------------------------------------------------------------------------------------
    55         50        $ 4.93        $ 5.27         $ 5.46         $ 4.93         $ 5.19
    55         55          5.04          5.44           5.66           5.04           5.43
    55         60          5.15          5.63           5.91           5.14           5.73

    60         55          5.21          5.65           5.89           5.21           5.53
    60         60          5.37          5.87           6.16           5.37           5.86
    60         65          5.52          6.14           6.51           5.51           6.28

    65         60          5.61          6.16           6.49           5.60           6.01
    65         65          5.83          6.49           6.87           5.82           6.47
    65         70          6.04          6.84           7.34           6.00           7.03

    70         65          6.17          6.90           7.33           6.13           6.67
    70         70          6.49          7.35           7.87           6.44           7.33
    70         75          6.77          7.84           8.51           6.68           8.08

    75         70          6.97          7.96           8.56           6.87           7.62
    75         75          7.45          8.60           9.33           7.27           8.55
    75         80          7.86          9.28          10.20           7.57           9.59

                Rates are based on mortality from 1983 Table a.
   The rates assume the Annuitant is Female and the Second Annuitant is Male. Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                  [Aetna logo]

                    Aetna Life Insurance and Annuity Company
                       Home Office: 151 Farmington Avenue
                           Hartford, Connecticut 06156
                                 (800) 531-4547

             Group Variable, Fixed, or Combination Annuity Contract
                                Nonparticipating

ALL PAYMENTS AND VALUES PROVIDED BY THE GROUP CONTRACT, WHEN BASED ON
INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT
GUARANTEED AS TO FIXED DOLLAR AMOUNT. THIS CONTRACT CONTAINS A MARKET VALUE ADJUSTMENT FORMULA. APPLICATION OF A MARKET VALUE ADJUSTMENT MAY RESULT IN EITHER AN INCREASE OR DECREASE IN THE CURRENT VALUE. THE MARKET VALUE ADJUSTMENT FORMULA DOES NOT APPLY TO A GUARANTEED TERM AT THE TIME OF ITS MATURITY.